SCHEDULE 14A
                                 (RULE 14A-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES EXCHANGE ACT OF 1934

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                                  Turner Funds
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

                                  TURNER FUNDS
                   TURNER CORE HIGH QUALITY FIXED INCOME FUND

Dear Shareholder,

A Special Meeting of Shareholders of the Turner Core High Quality Fixed Income Fund (the "Fund"), a series of Turner Funds (the "Trust"), has been scheduled for July 31, 2002. If you are a shareholder of record as of the close of business on June 7, 2002, you are entitled to vote at the meeting and any adjournment of the meeting.

While you are, of course, welcome to join us at the meeting, most shareholders cast their votes by filling out and signing the enclosed proxy card, voting over the internet or by phone. Whether or not you plan to attend the meeting, we need your vote. Please mark, sign, and date the enclosed proxy card and return it promptly in the enclosed postage-paid envelope so that the maximum number of shares may be voted. You may vote over the internet or by telephone by following the enclosed instructions to utilize those methods of voting.

The attached proxy statement is designed to give you information relating to the proposals on which you are asked to vote. The proposals described in the proxy statement relate to changing the Fund's name to the "Turner Total Return Fixed Income Fund," changing the Fund's principal investment strategy, and amending or eliminating certain of the Fund's "non-fundamental" investment policies. The Board of Trustees (the "Board") of the Fund recommends that you vote to approve each proposal, and we encourage you to support the Board's recommendation.

Your vote is important to us. Please do not hesitate to call 1-800-224-6312 if you have any questions about the proposals under consideration. Thank you for taking the time to consider these important proposals and for your investment in the Fund.

                                   Sincerely,




                                   Stephen J. Kneeley
                                   President
                                   Turner Funds

                                IMPORTANT NOTICE

We recommend that you read the entire proxy statement. For your convenience, we have provided a brief overview of the proposals to be voted on at the Special Meeting.

               QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING AND
                               THE PROXY STATEMENT

The Board is proposing a number of changes in order to provide additional investment opportunities for the Fund, and in an effort to achieve the Fund's investment goal of total return through current income and capital appreciation. A detailed discussion of each proposal is included in the body of the proxy statement.

Q. WHAT ARE THE PROPOSED CHANGES, AND WHY IS THE BOARD PROPOSING THESE CHANGES?

A. The Board is asking shareholders of the Fund to vote on several proposals. First, the Board is asking shareholders to consider a change to the name of the Fund to the "Turner Total Return Fixed Income Fund." The Board believes that the proposed name represents more accurately the Fund's investment goal of achieving total return through current income and capital appreciation, while not requiring the Fund to invest a fixed minimum percentage of its assets in any specific type of fixed income security. Second, the Board is asking shareholders to consider changes to the Fund's principal investment strategy to employ a "core" approach that will permit the Fund to invest in a wide variety of fixed income securities, including fixed income securities rated below investment grade (often referred to as "high yield securities" or "junk bonds") and fixed income securities issued by non-U.S. issuers. Finally, the Board is requesting shareholders to consider proposals to amend the Fund's non-fundamental investment policies with respect to the average weighted maturity of Fund investments and the percentage amount that the Fund may invest in high yield securities. The Board believes that by implementing these changes, the Fund will have greater flexibility in selecting investments in order to achieve its investment objective.

Q. WHY AM I BEING ASKED TO VOTE ON THESE CHANGES?

A. Although the proposed changes do not require shareholder approval, we believe that these changes are significant enough to warrant your consideration and approval.

Q. HOW WOULD THESE CHANGES AFFECT MY ACCOUNT?

A. If these changes are approved, the Fund's investment adviser will have greater flexibility to invest the Fund's assets in securities of varying credit quality and maturities. The Board believes that these changes will benefit the Fund and its shareholders because the Fund's assets may be allocated across more sub-classes of fixed income securities, and the Fund may be able to take advantage of potential fluctuations in foreign currency valuations. Of course, there can be no assurance that the Fund will meet its investment goal or that losses will not occur.

Q. HOW DOES THE BOARD SUGGEST THAT I VOTE?

After careful consideration, the Board, including all of the independent Trustees of the Board, unanimously recommends that you vote "FOR" each proposal.

Q. AM I REQUIRED TO APPROVE OR REJECT ALL OF THE PROPOSALS AS A GROUP, OR CAN I VOTE "YES" FOR SOME PROPOSALS AND "NO" FOR OTHERS?

A. Each of the Proposals discussed in this proxy statement is subject to a separate vote, and you should accept or reject each Proposal on its own merits. Please note, however, that the decisions made on each of the Proposals are ultimately related. For example, unless the Fund's name is changed so as to no longer suggest that the Fund has an investment emphasis in investment-grade securities, the Fund will not be permitted to implement the investment strategy changes discussed in Proposal 2. In addition, even if Proposals 1 and 2 are approved, the Fund will not be permitted to invest more than 20% of its assets in high yield securities unless Proposal 4 is approved.

Q. WHAT WILL THE BOARD DO IF ONE OR MORE, BUT NOT ALL, OF THE PROPOSALS ARE APPROVED?

A. If one or more, but not all, of the Proposals are approved, the Board will evaluate the appropriate action that the Fund should take. Because each of the changes discussed in this proxy statement could be made without shareholder approval, the Board will have considerable flexibility in choosing an appropriate course of action. For example, if shareholders approve Proposals 1, 2 and 4 but reject Proposal 3, the Board could determine that in order to fully implement the approved Proposals, it is in the best interest of the Fund and its shareholders to amend the Fund's policy on average weighted maturity of fund investments notwithstanding the outcome of the shareholder vote.

Q. WILL MY VOTE MAKE A DIFFERENCE?

A. Yes. Your vote is needed to ensure that each separate proposal can be acted upon. We encourage all shareholders to participate in the governance of the Fund. Additionally, your immediate response on the enclosed proxy card will help save the costs of any further solicitations.

Q. WHOM DO I CALL IF I HAVE QUESTIONS?

A. We will be happy to answer your questions about this proxy solicitation. Please call us at 1-800-224-6312 between 8:30 a.m. and 8:00 p.m., Eastern Time, Monday through Friday.

Q. HOW DO I VOTE?

A. You may use the enclosed postage-paid envelope to mail your proxy card. You may also vote over the internet or by telephone. Please follow the instructions on the enclosed proxy card to use these methods of voting.

                   TURNER CORE HIGH QUALITY FIXED INCOME FUND

                    NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                                  July 31, 2002

      Notice is hereby given that a Special Meeting of Shareholders (the "Meeting") of the Turner Core High Quality Fixed Income Fund (the "Fund"), a series of Turner Funds (the "Trust"), will be held at the offices of Turner Investment Partners, Inc. ("Turner"), 1235 Westlakes Drive, Suite 350, Berwyn, PA 19312, on Wednesday, July 31, 2002, at 3:00 p.m. Eastern Time.

      At the Meeting, shareholders will be asked to consider and act on the following:

      1. To approve or disapprove a proposal to change the Fund's name to the "Turner Total Return Fixed Income Fund."

      2. To approve or disapprove a proposal to change the principal investment strategy employed by the Fund.

      3. To approve or disapprove a proposal to eliminate the Fund's non-fundamental investment policy on the average weighted maturity of Fund investments.

      4. To approve or disapprove a proposal to amend the Fund's non-fundamental investment policy on investments in below investment grade securities.

      5.    To vote upon any other business properly brought before the Meeting.

      All shareholders are cordially invited to attend the Meeting. However, if you are unable to attend the Meeting, please mark, sign and date the enclosed Proxy Card and return it promptly in the enclosed, postage-paid envelope so that the Meeting may be held and a maximum number of shares may be voted. You may also vote over the internet or by phone by following the directions on the enclosed proxy card.

      Shareholders of record at the close of business on June 7, 2002 are entitled to notice of and to vote at the Meeting or any adjournments of the Meeting.

                                               By Order of the Board of Trustees




                                               John H. Grady, Jr.
                                               Secretary

June 14, 2002

PROMPT EXECUTION AND RETURN OF THE ENCLOSED PROXY CARD IS REQUESTED. A SELF-ADDRESSED, POSTAGE-PAID ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE ALONG WITH INSTRUCTIONS ON HOW TO VOTE OVER THE INTERNET OR BY TELEPHONE SHOULD YOU PREFER TO VOTE BY ONE OF THOSE METHODS.

                                 PROXY STATEMENT

      THIS PROXY STATEMENT IS FURNISHED IN CONNECTION WITH THE SOLICITATION OF PROXIES BY THE BOARD OF TRUSTEES OF TURNER FUNDS (THE "TRUST") FOR USE AT THE SPECIAL MEETING OF SHAREHOLDERS TO BE HELD WEDNESDAY, JULY 31, 2002 AT 3:00 P.M. EASTERN TIME AT THE OFFICES OF TURNER INVESTMENT PARTNERS, INC. ("TURNER"), 1235 WESTLAKES DRIVE, SUITE 350, BERWYN, PA 19312, AND AT ANY ADJOURNED SESSION THEREOF (THE SPECIAL MEETING AND ANY ADJOURNMENTS OF THE SPECIAL MEETING ARE REFERRED TO IN THIS PROXY STATEMENT AS THE "MEETING"). Shareholders of the Turner Core High Quality Fixed Income Fund (the "Fund") of record at the close of business on June 7, 2002 ("Shareholders") are entitled to vote at the Meeting. As of June 7, 2002, the Fund had [_______] units of beneficial interest ("shares") issued and outstanding.

      Each share is entitled to one vote and each fractional share is entitled to a proportionate fractional vote on each matter as to which such shares are to be voted at the Meeting. Approval of the Proposal requires the affirmative vote of a majority of the outstanding securities of the Fund entitled to vote as that term is defined in the Investment Company Act of 1940, as amended (the "1940 Act").

      In addition to the solicitation of proxies by mail, the Board of Trustees (the "Board") and officers of the Trust and officers and employees of Turner may solicit proxies in person or by telephone. Persons holding shares as nominees will, upon request, be reimbursed for their reasonable expenses incurred in sending soliciting materials to their principals. The Fund will bear the cost of the Shareholders' Meeting and proxy materials. The proxy card and this Proxy Statement are being mailed to Shareholders on or about June 14, 2002.

      Shares represented by duly executed proxies will be voted in accordance with the instructions given. Proxies may be revoked at any time before they are exercised by a written revocation received by the President of the Trust at 1235 Westlakes Drive, Suite 350, Berwyn, Pennsylvania 19312, by properly executing a later-dated proxy, or by attending the Meeting and voting in person.

                                  INTRODUCTION

      The Trust is organized as a Massachusetts business trust and is not required to hold annual meetings of Shareholders. The Meeting is being called in order to permit the Shareholders of the Fund to consider and vote the proposals set forth in this proxy statement. Specifically, Shareholders are being asked to approve changing the name of the Fund to the "Turner Total Return Fixed Income Fund," amending the Fund's principal investment strategy, and amending or eliminating certain of the Fund's "non-fundamental" investment policies. The 1940 Act, which regulates investment companies such as the Fund, does NOT require shareholder approval in order to change a fund's name, principal investment strategy, or related non-fundamental investment policies. However, we believe that these changes are significant enough to warrant your consideration and approval. If shareholders vote to approve any or all of the proposals, they will remain non-fundamental policies of the Fund that the Board may change at any time.

                                   PROPOSAL 1
                            TO CHANGE THE FUND'S NAME

      The Fund's investment goal is to achieve total return through current income and capital appreciation. Recently, the U.S. Securities and Exchange Commission (the "SEC") adopted Rule 35d-1 (the "Names Rule") under the 1940 Act. The Names Rule is designed to prevent investment companies from using names that may mislead investors about a fund's investments and risks. Among other things, the Names Rule requires that a fund with a name suggesting an investment emphasis in a particular type of security must, under normal market conditions, invest at least 80% of its assets in the type of investment suggested by its name. The Names Rule replaces a previous requirement under which a fund with a name suggesting a specific investment emphasis was required to invest at least 65% of its assets in such investment type. Because the Fund's current name suggests an investment emphasis on investment-grade (or "high quality") fixed income securities, the Fund must currently invest at least 80% of its assets in these securities.

      While under normal market conditions the Fund may choose to pursue its investment goal by investing 80% or more of its assets in investment-grade securities, under other conditions the Fund may wish to invest less than 80% of its assets in these securities. So long as the Fund retains the name Turner Core High Quality Fixed Income Fund, however, the Names Rule will REQUIRE the Fund to invest at least 80% of its assets in investment-grade securities under normal market conditions. Accordingly, the Board proposes to change the name of the Fund so that it no longer suggests that the Fund will invest 80% or more of its assets in investment-grade securities. The Board believes that the proposed name, the "Turner Total Return Fixed Income Fund," accurately represents the Fund's investment goal while not requiring the Fund to invest a fixed minimum percentage of its assets in any specific type of fixed income securities.

      Investment-grade securities or obligations are generally considered to be those securities rated within the four highest rating categories by a nationally recognized statistical rating organization ("NRSRO") such as Standard & Poor's Incorporated ("S&P") or Moody's Investor

Services, Inc. ("Moody's"), or securities the Fund's investment adviser, Turner Investment Partners, Inc. ("Turner"), determines to be of comparable quality. Securities rated below investment grade (often referred to as "high yield securities" or "junk bonds") tend to offer higher interest rates than investment-grade securities, but they are generally more sensitive to adverse economic changes and developments relating to the issuer's credit quality. This may affect the issuer's ability to make principal and interest payments on the debt obligations. There may also be greater risk of price declines due to changes in the issuer's creditworthiness. Because the market for lower-rated securities may be less active than for higher-rated securities, it may be difficult for the Fund to sell these securities. In addition, because there is often less objective information available about high yield securities than investment-grade securities, it may be difficult for Turner to value high yield securities.

      The Board believes that having maximum flexibility to invest in securities of varying credit quality will benefit the Fund and its shareholders because the Fund's investment adviser will be able to allocate its assets across more sub-classes of fixed income securities, and to possibly take advantage of fluctuations in foreign currency valuations. Moreover, through portfolio diversification and credit analysis, investment risk can be reduced. Of course, there can be no assurance that the Fund will meet its investment goal or that losses will not occur.

      THE BOARD UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS APPROVE PROPOSAL 1.

                                   PROPOSAL 2
               TO CHANGE THE FUND'S PRINCIPAL INVESTMENT STRATEGY

      In an effort to meet its investment goal, the Fund currently invests primarily in investment-grade fixed income securities, including U.S. government securities, corporate debt securities, mortgage-backed securities, asset-backed securities, and short-term obligations. To comply with the Names Rule, at least at least 80% of Fund assets are invested in investment-grade fixed income securities. The Board believes, however, that the Fund should have maximum flexibility to invest in fixed income securities in order to achieve its investment goal. The Board further believes that the requirement to invest at least 80% of the Fund's assets in investment-grade fixed income securities, as disclosed in the prospectus and as currently required because of the Fund's name, may unduly restrict the Fund's ability to meet its stated goal. The Board believes that it would be beneficial for the Fund and its shareholders to give the Fund greater flexibility with respect to its permitted investments; specifically, to permit the Fund to invest substantial portions of its assets in high yield securities and securities issued by non-U.S. issuers.

      The Board proposes to revise the Fund's principal investment strategy to employ a "core" approach that will permit the Fund to invest in a wide variety of fixed income securities. Under the proposed approach, the Fund would continue to invest primarily in U.S. government and investment-grade corporate debt securities. Under normal market conditions, the Fund would also invest a portion of its assets in high yield securities and foreign securities. The Board believes that employing this "core" investment strategy will benefit the Fund and its shareholders because the Fund's investment adviser will have more types of fixed income securities from which to select.

While the Fund is currently permitted to invest in both foreign and high yield securities, investments in these securities have been limited in the past. For example, as of May 31, 2002, the Fund invested approximately 94% of its assets in investment-grade securities and 6% in high yield and foreign securities. If this proposal is approved, the Board expects that investments in high yield and foreign securities will increase.

PROPOSED APPROACH

PRINCIPAL STRATEGY

U.S. INVESTMENT GRADE SECTOR: The Fund will invest, under normal market conditions, approximately 50% to 90% of its assets in securities issued or guaranteed by the U.S. government and its agencies and instrumentalities, as well as corporate bonds, notes, debentures and commercial paper. When investing in this sector, the Fund may acquire mortgage-backed securities issued or guaranteed by the U.S. Government and its agencies and instrumentalities, by certain government sponsored corporations, and by private non-governmental entities, as well as securities backed by receivables such as credit card loans, automobile loans, home equity loans and leases. All of these securities will be rated in one of the four highest ratings categories as published by S&P, Moody's or another NRSRO, or, if unrated, will be determined by Turner to be of comparable quality.

U.S. HIGH YIELD SECTOR: The Fund will invest, under normal market conditions, approximately 5% to 30% of its assets in high yield securities (often referred to as "junk bonds") issued by U.S. corporations, including bonds, notes (both convertible and non-convertible), units consisting of bonds with warrants or stock attached, and debentures (including convertible debentures), as well as zero coupon bonds and "pay in kind" securities. The Fund will focus on issues that have a liberal and consistent yield and/or that tend to have reduced risk of market fluctuations. Securities purchased in this sector will generally be rated BB or lower by S&P or Ba or lower by Moody's (or similarly rated by other NRSROs).

NON-U.S. SECTOR: The Fund will invest, under normal market conditions, approximately 5% to 20% of its assets in debt securities of issuers organized, having the majority of their assets, or deriving a majority of their operating income, in foreign countries, including obligations of foreign governments, foreign companies and supranational entities. Eligible securities may be from issuers located in developed or developing nations, and include American Depositary Receipts ("ADRs"), Brady Bonds, as well as European and Global Depositary receipts. International securities will generally be limited to those determined to be investment grade by one or more NRSROs, or if unrated deemed by Turner to be of comparable quality. The Fund may hold foreign currencies, and may purchase or sell foreign currencies and/or engage in forward currency transactions to facilitate settlement or minimize foreign currency value fluctuations.

PRINCIPAL RISKS

IN GENERAL. The prices of the Fund's fixed income securities respond to economic developments, particularly interest rate changes, as well as to perceptions about the creditworthiness of individual issuers, including governments. Generally, the Fund's fixed income securities will decrease in value if interest rates rise and vice versa, and the volatility of lower-rated securities is even greater than that of higher-rated securities. In addition, the Fund is subject to the risk that, due to Turner's security selection and/or sector allocation, the Fund's fixed income securities may underperform other segments of the fixed income markets as a whole.

U.S. GOVERNMENT SECURITIES. Although investments in U.S. government securities are considered to be among the safest investments, they are not guaranteed against price movements due to changing interest rates. Securities issued by some U.S. government agencies are backed by the U.S. Treasury, while others are backed solely by the ability of the agency to borrow from the U.S. Treasury or by the agency's own resources.

MORTGAGE-BACKED SECURITIES. Mortgage-backed securities are fixed income securities representing an interest in a pool of underlying mortgage loans. Mortgage-backed securities are sensitive to changes in interest rates, but may respond to these changes differently from other fixed income securities due to the possibility of prepayment of the underlying mortgage loans. Prepayment risks may make it difficult to calculate the average maturity of the Fund's mortgage-backed securities, and therefore, to assess the volatility risk of the Fund.

HIGH YIELD SECURITIES. High yield securities are speculative, may be in default and are more likely to react to developments affecting issues than are more highly rated securities. Adverse economic developments can disrupt the market for such securities and severely affect the ability of issuers to service their debt obligations or repay their obligations upon maturity.

FOREIGN SECURITIES. Investing in issuers in foreign countries poses additional risks because political and economic events unique to a country or region will affect those markets and their issuers. These events will not necessarily affect the U.S. economy or similar issuers located in the U.S. In addition, investments in foreign countries are generally denominated in a foreign currency. As a result, changes in the value of those currencies compared to the U.S. dollar may affect (either positively or negatively) the value of the Fund's investments. These currency movements may happen separately from and in response to events that do not otherwise affect the value of the security in the issuer's home country. While ADRs are denominated in U.S. dollars, they are subject to currency risk to the extent the underlying stocks are denominated in foreign currencies.

      THE BOARD UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS APPROVE PROPOSAL 2.

                                   PROPOSAL 3
          TO ELIMINATE THE FUND'S NON-FUNDAMENTAL INVESTMENT POLICY ON
               THE AVERAGE WEIGHTED MATURITY OF FUND INVESTMENTS

      The Fund may currently invest in fixed income securities of varying levels of maturity, including securities with long-term, short-term and intermediate-term maturities. The Fund's non-fundamental investment policy, however, is to maintain an average weighted maturity of its entire portfolio of between three and six years. This investment policy, which was originally implemented in an attempt to approximate the average duration range of the Fund's benchmark index (the Lehman Brothers Aggregate Bond Index), is neither required by the 1940 Act nor standard within the industry.

      Duration is a measure of the price sensitivity of fixed-income securities for a given change in interest rates. Duration is the change in the value of a fixed income security that will result from a 1% change in interest rates. Duration is stated in years. For example, a 5 year duration means the bond will decrease in value by 5% if interest rates rise 1%, and increase in value by 5% if interest rates fall 1%. Maturity, on the other hand, is the date on which a fixed-income security becomes due for payment of principal.

      The Board believes that the current limitation on the Fund's average weighted maturity of fixed income investments may unduly restrict the Fund's efforts to meet its stated investment goal of total return through current income and capital appreciation. While the Fund will continue to seek to produce a return to shareholders in excess of that of the Lehman Brothers Aggregate Bond Index, if this proposal is approved the Fund will not be required to track the average maturity of the securities contained in this index, nor will it be required to maintain an average duration similar to the index.

      THE BOARD UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS APPROVE PROPOSAL 3.

                                   PROPOSAL 4
            TO AMEND THE FUND'S NON-FUNDAMENTAL INVESTMENT POLICY ON
                INVESTMENTS IN BELOW INVESTMENT GRADE SECURITIES

      The Fund's current non-fundamental investment policy permits no more than 20% of Fund assets to be invested in high yield securities. The Board believes, however, that the Fund should have maximum flexibility in order to meet its stated investment goal of total return through current income and capital appreciation. In this regard, the Board believes that there may be market conditions under which it would be beneficial to the Fund and its shareholders to maintain up to 30% of assets in high yield securities.

      Below investment-grade debt securities tend to be more sensitive to adverse economic changes and developments relating to the issuer's credit quality than investment-grade debt. This may affect the issuer's ability to make principal and interest payments on the debt obligation. There is also a greater risk of price declines due to changes in the issuer's creditworthiness. Because the market for lower-rated securities may be less active than for higher-rated securities, it may be difficult for the Fund to sell the securities. In addition, because there is less objective information available about high yield securities, it may be difficult for Turner to value the securities.

      The Board believes, however, that having maximum flexibility to invest in securities of varying credit quality will benefit the Fund and its shareholders because the Fund's investment adviser will have more types of fixed income securities from which to select. This policy will permit Turner to take advantage of investment opportunities, including investments in unrated obligations, and will allow it to respond more quickly to market changes. Moreover, through portfolio diversification and credit analysis, investment risk can be reduced, although there can be no assurance that losses will not occur.

      THE BOARD UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS APPROVE PROPOSAL 4.

              NOTIFICATION OF CHANGES TO CERTAIN OF THE FUND'S NON-
                        FUNDAMENTAL INVESTMENT POLICIES

      As discussed in this proxy statement, the Board is seeking shareholder approval to eliminate the Fund's non-fundamental investment policy on the average weighted maturity of Fund investments (Proposal 3) and to amend the Fund's non-fundamental investment policy on investments in below investment grade securities (Proposal 4). The 1940 Act, which regulates investment companies such as the Fund, does NOT require shareholder approval in order to change a fund's non-fundamental investment policies. However, the Board believes that these changes are significant enough to warrant your consideration and approval.

      In addition to these two specific proposals, the Board has determined to eliminate or amend certain of the Fund's other non-fundamental investment policies. While these additional changes are not anticipated to substantially affect the way the Fund is currently managed, the Board believes that the changes will benefit the Fund and its shareholders because the Fund's investment adviser will have more types of investments to choose from in pursuing the Fund's investment goal. The Board has approved each of the following changes, and you are not being asked to approve these changes. These changes will be effective August 5, 2002. Additional information about each of the following practices is available in the Fund's Statement of Additional Information, which is on file with the SEC.

o     AMERICAN DEPOSITARY RECEIPTS ("ADRS")

The Board has eliminated the Fund's non-fundamental investment policy that prohibited investments in ADRs. ADRs are securities, typically issued by a U.S. financial institution (a "depositary"), that evidence ownership interests in a security or a pool of securities issued by a foreign issuer and deposited with the depositary.

o     CONVERTIBLE SECURITIES

The Board has eliminated the Fund's non-fundamental investment policy that prohibited investments in convertible securities. Convertible securities typically have characteristics of both fixed income and equity securities. Because of the conversion feature, the market value of a convertible security tends to move with the market value of the underlying stock.

o     FORWARD FOREIGN CURRENCY CONTRACTS

The Board has eliminated the Fund's non-fundamental investment policy that prohibited the Fund from entering into forward foreign currency contracts. The Fund may now enter into forward foreign currency contracts to manage foreign currency exposure and as a hedge against possible variations in foreign exchange rates. In addition, the Fund may enter into forward foreign currency contracts to hedge a specific security transaction or to hedge a portfolio position.

o     FUTURES CONTRACTS AND OPTIONS ON FUTURES CONTRACTS

The Board has eliminated the Fund's non-fundamental investment policy that prohibited the Fund from entering into futures contracts and options on futures contracts. Futures contracts provide for the future sale by one party and purchase by another party of a specified amount of a specific security at a specified future time and at a specified price. An option on a futures contract gives the purchaser the right, in exchange for a premium, to assume a position in a futures contract at a specified exercise price during the term of the option. The Fund may use futures contracts and related options for BONA FIDE hedging purposes, to offset changes in the value of securities held or expected to be acquired or be disposed of, to minimize fluctuations in foreign currencies, or to gain exposure to a particular market or instrument.

o     INVESTMENT COMPANY SHARES

The Board has eliminated the Fund's non-fundamental investment policy prohibiting the purchase of investment company shares. The Fund may now invest in shares of other investment companies, to the extent permitted by applicable law and subject to certain restrictions. These investment companies typically incur fees that are separate from those fees the Fund incurs directly, and shareholders would indirectly bear a proportionate share of the operating expenses of these investment companies in addition to paying Fund expenses.

o     RECEIPTS

The Board has eliminated the Fund's non-fundamental investment policy prohibiting investments in receipts. Receipts are sold as zero coupon securities, which means that they are sold at a substantial discount and redeemed at face value at their maturity date without interim cash payments of interest or principal.

o     REITS

The Board has eliminated the Fund's non-fundamental investment policy prohibiting investments in real estate investment trusts ("REITs"). A REIT pools investors' money for investment in income producing commercial real estate or real estate related loans or interests.

o     TELECOMMUNICATIONS SECURITIES

The Board has eliminated the Fund's non-fundamental investment policy prohibiting investments in telecommunications securities.

              GENERAL INFORMATION ABOUT THE TRUST AND OTHER MATTERS

      VOTING DETAILS. The 1940 Act, which regulates investment companies such as the Fund, does NOT require shareholder approval in order to change a fund's name, principal investment strategy, or related non-fundamental investment policies. However, we believe that these changes are significant enough to warrant your consideration and approval. Each whole share held entitles the shareholder to one vote for each dollar (carried forward to two decimal places) of net asset value of such share as of the close of business on June 7, 2002, and each fractional share is entitled to a proportionate fractional vote. A majority in interest of the Fund's shares entitled to vote on the proposal constitutes a quorum. Any shareholder who submits a proxy may revoke it at any time before it is exercised by submitting to the Trust a specific written notice of revocation. Abstentions and "broker non-votes" will not be counted for or against the proposals, but will be counted for purposes of determining whether a quorum is present. Abstentions will be counted as votes present for purposes of determining a "majority of the outstanding voting securities" present at the Meeting and will therefore have the effect of counting against the proposals.

      If one or more, but not all, of the Proposals are approved, the Board will evaluate the appropriate action that the Fund should take. Because each of the changes discussed in this proxy statement could be made without shareholder approval, the Board will have considerable flexibility in choosing an appropriate course of action. For example, if shareholders approve Proposals 1, 2 and 4 but reject Proposal 3, the Board could determine that, in order to fully implement the approved Proposals, it is in the best interest of the Fund to amend the Fund's policy on average weighted maturity of fund investments notwithstanding the outcome of the shareholder vote.

      TRUSTEES AND OFFICERS. Information about the Trust's current Trustees and principal executive officers, including their names, positions with the Trust, and association with the Trust is set forth below:

NAME                        POSITION WITH THE TURNER TRUST
----                        ------------------------------
Robert E. Turner*           Trustee, Chairman of the Board
Janet F. Sansone            Trustee, Audit Committee Member
Dr. John T. Wholihan        Trustee, Audit Committee Member
Alfred C. Salvato           Trustee, Audit Committee Member, Fair Value Pricing
                            Committee Member
Stephen J. Kneeley*         President and Chief Executive Officer
Peter Golden                Controller and Chief Accounting Officer
John H. Grady, Jr.*         Executive Vice President and Secretary

----------
* MR. TURNER, IN HIS ROLE AS A TRUSTEE IS AN "INTERESTED PERSON" (AS THAT TERM IS DEFINED IN THE 1940 ACT) OF THE TRUST DUE TO HIS ASSOCIATION WITH TURNER. MESSRS. KNEELEY AND GRADY ARE "AFFILIATED PERSONS" (AS THAT TERM IS DEFINED IN THE 1940 ACT) OF THE TRUST AND TURNER.

      ADVISER. Turner, 1235 Westlakes Drive, Suite 350, Berwyn, Pennsylvania 19312, serves as the investment adviser for the Fund. Currently, Turner has agreed to waive fees and reimburse expenses in order to keep total operating expenses of the Fund from exceeding 0.45%. Effective August 5, 2002, Turner will waive fees and reimburse expenses so that total operating expenses do not exceed 0.75% for a period of one year. Turner may determine to continue this waiver after the initial one-year period.

      ADMINISTRATOR. Turner also serves as the Fund's administrator. SEI Investments Mutual Funds Services, One Freedom Valley Drive, Oaks, Pennsylvania 19456, serves as the Fund's sub-administrator.

      DISTRIBUTOR. Turner Investment Distributors, Inc. (the "Distributor"), 1235 Westlakes Drive, Suite 350, Berwyn, Pennsylvania 19312, serves as the distributor of the Fund's shares. The Distributor is a wholly owned subsidiary of Turner.

      5% SHAREHOLDERS. As of June 7, 2002, the following persons were the only persons who were record owners or, to the knowledge of the Trust, were beneficial owners of 5% or more of the shares of the Fund. The Trust believes that most of the shares referred to below were held by the following persons in accounts for their fiduciary, agency, or custodial customers.

--------------------------------------------------------------------------------
 NAME AND ADDRESS OF SHAREHOLDER       NUMBER OF SHARES         PERCENT OF FUND
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

      As of June 7, 2002, the Turner Trust's Trustees and officers did not own any Fund shares.

      ADJOURNMENT. In the event that sufficient votes in favor of one or more proposals set forth in the Notice of the Special Meeting are not received by the time scheduled for the Meeting, the persons named as proxies may propose one or more adjournments of the Meeting.

Turner will bear the costs of any adjourned sessions. The persons named as proxies will vote for an adjournment any proxies that they are entitled to vote in favor of the proposals.

      SHAREHOLDER PROPOSALS. The Trust is not required to hold annual shareholder meetings. Shareholders wishing to submit proposals for inclusion or presentation in a proxy statement for a subsequent meeting should send their written proposals to the Secretary of the Trust c/o Turner Investment Partners, Inc., 1235 Westlakes Drive, Suite 350, Berwyn, Pennsylvania 19312.

      OTHER MATTERS. The Trustees know of no other business to be brought before the Meeting. However, if any other matters properly come before the Meeting, it is their intention that proxies which do not contain specific restrictions to the contrary will be voted on such matters in accordance with the judgment of the persons named in the enclosed proxy.

      SHAREHOLDER REPORTS. The Fund's last audited financial statements and annual report, for the fiscal year ended September 30, 2001, and the semi-annual report dated March 31, 2002, are available free of charge. To obtain a copy, please call the Fund toll free at 1-800-224-6312, or send a written request to the Turner Core High Quality Fixed Income Fund c/o Turner Investment Distributors, Inc., 1235 Westlakes Drive, Suite 350, Berwyn, PA 19312.

SHAREHOLDERS ARE URGED TO COMPLETE, SIGN AND DATE THE ENCLOSED PROXY CARD AND RETURN IT PROMPTLY. YOU MAY ALSO VOTE OVER THE INTERNET OR BY TELEPHONE. PLEASE FOLLOW THE ENCLOSED INSTRUCTIONS ON THE PROXY CARD TO UTILIZE THESE METHODS OF VOTING.

                                THE TURNER FUNDS
                   SPECIAL MEETING OF THE SHAREHOLDERS OF THE
                   TURNER CORE HIGH QUALITY FIXED INCOME FUND

                  PROXY SOLICITED BY THE BOARD OF TRUSTEES FOR
               THE SPECIAL MEETING OF SHAREHOLDERS, TO BE HELD ON

                                  JULY 31, 2002

The undersigned, hereby appoints Brian M. Ferko and John H. Grady as proxies and each of them, each with full power of substitution, to vote at the Special Meeting of Shareholders of the Turner Core High Quality Fixed Income Fund (the "Fund"), a series of the Turner Funds (the "Trust"), to be held at the offices of Turner Investment Partners, Inc., the Fund's administrator, 1235 Westlakes Drive, Suite 350, Berwyn, PA 19312 on July 31, 2002, at 3:00 p.m. Eastern Time, and any adjournments or postponements of the Special Meeting (the "Meeting") all shares of beneficial interest of the Fund that the undersigned would be entitled to vote if personally present at the Meeting ("Shares") on the proposals set forth below, and in accordance with their own discretion, any other matters properly brought before the Meeting.

THE BOARD OF TRUSTEES OF THE TRUST RECOMMENDS A VOTE "FOR" THE FOLLOWING
PROPOSALS:

PROPOSAL 1.       APPROVAL OF CHANGING THE NAME OF THE FUND TO THE "TURNER TOTAL
                  RETURN FIXED INCOME FUND."

                  ____FOR        ____AGAINST      ____ABSTAIN

PROPOSAL 2.       APPROVAL OF AMENDING THE FUND'S PRINCIPAL INVESTMENT STRATEGY.

                  ____FOR        ____AGAINST      ____ABSTAIN

PROPOSAL 3.       APPROVAL OF ELIMINATING THE FUND'S NON-FUNDAMENTAL INVESTMENT
                  RESTRICTION ON THE AVERAGE WEIGHTED MATURITY OF FUND
                  INVESTMENTS.

                  ____FOR        ____AGAINST      ____ABSTAIN

PROPOSAL 4.       APPROVAL OF AMENDING THE FUND'S NON-FUNDAMENTAL INVESTMENT
                  POLICY ON INVESTMENTS IN BELOW INVESTMENT GRADE SECURITIES.

                  ____FOR        ____AGAINST      ____ABSTAIN

THIS PROXY WILL, WHEN PROPERLY EXECUTED, BE VOTED AS DIRECTED HEREIN BY THE SIGNING SHAREHOLDER. IF NO DIRECTION IS GIVEN WHEN THE DULY EXECUTED PROXY IS RETURNED, THIS PROXY WILL BE VOTED FOR THE FOREGOING PROPOSALS AND WILL BE VOTED IN THE APPOINTED PROXIES' DISCRETION UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.

The undersigned acknowledges receipt with this proxy of a copy of the Notice of Special Meeting and the proxy statement. Your signature(s) on this proxy should be exactly as your name(s) appear on this proxy. If the shares are held jointly, each holder should sign this proxy. Attorneys-in-fact, executors, administrators, trustees or guardians should indicate the full title and capacity in which they are signing.

Dated: _________, 2002


                                           _____________________________________
                                           Signature of Shareholder

                                           _____________________________________
                                           Signature (Joint owners)

PLEASE DATE, SIGN AND RETURN PROMPTLY USING THE ENCLOSED, POSTAGE-PAID ENVELOPE WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING. YOU MAY VOTE IN PERSON IF YOU ATTEND THE MEETING.

TELEPHONE AND INTERNET VOTING INSTRUCTIONS:

TO VOTE BY TELEPHONE:

1)    READ THE PROXY STATEMENT AND HAVE THIS PROXY CARD AT HAND.
2)    CALL 1-800-690-6903
3) ENTER THE 12-DIGIT CONTROL NUMBER SET FORTH BELOW AND FOLLOW THE SIMPLE INSTRUCTIONS.

TO VOTE BY INTERNET:

1)    READ THE PROXY STATEMENT AND HAVE THIS PROXY CARD AT HAND.
2)    GO TO WEBSITE WWW.PROXYVOTE.COM
3) ENTER THE 12-DIGIT CONTROL NUMBER SET FORTH BELOW AND FOLLOW THE SIMPLE INSTRUCTIONS.

CONTROL NUMBER:  XXXXXXXXXXXX

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